                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

PARENT
Calumet Bancorp, Inc.

                                                            PERCENTAGE     JURISDICTION OR
SUBSIDIARY                                                    OWNED     STATE OF INCORPORATION
----------                                                  ==================================
Calumet Federal Savings and Loan Association of Chicago        100%         United States

Calumet Savings Service Corporation ("CSSC") (1)               100%            Illinois

Calumet Residential Corporation ("CRC") (1)                    100%            Illinois

Calumet Financial Corporation ("CFC") (2)                      100%            Illinois

Calumet Mortgage Corporation of Idaho ("CMCID") (2)            100%             Idaho

Calumet United Limited Liability Corporation ("CULLC") (3)     51%             Wyoming

(1)  First tier subsidiary of Calumet Federal Savings
(2)  First tier subsidiary of Calumet Savings Service Corporation
(3)  51% owned by Calumet Residential Corporation and 49% by two individuals



                                      51